UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 8, 2003

EXX INC.

(Exact name of registrant as specified in its charter)

Nevada	001-0654	88-0325271
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1350 East Flamingo Road, Suite 689 Las Vegas, Nevada	89119-5263
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 598-3223

Item 5.	Other Events.

On October 8, 2003, Newcor, Inc., a subsidiary of EXX Inc., completed the previously announced sale of the assets of Newcor’s Midwest Rubber & Plastic, Inc. subsidiary to a group led by local management. The net proceeds received by Newcor in the transaction of approximately $4.5 million will be utilized to reduce Newcor’s indebtedness.

Item 7.	Financial Statements and Exhibits.

(a)	Financial statements. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Exhibits. Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 14, 2003

EXX INC.
By:	/s/ David A Segal
	Name:	David A. Segal
	Title:	Chairman and Chief Executive Officer